UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to Item 8.01 is hereby incorporated into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The response to Item 8.01 is hereby incorporated into this Item 3.02. The Surplus Notes referred to in the response to Item 8.01 are exchangeable for shares of Common Stock, as described in such response.

Item 8.01	Other Events.

On September 18, 2009, The Prudential Insurance Company of America (“PICA”), an indirect wholly-owned subsidiary of Prudential Financial, Inc. (“PFI”), completed the issuance and sale of $500 million principal amount of exchangeable surplus notes due September 18, 2019 (the “Surplus Notes”) to Nippon Life Insurance Company (“Nippon Life”). The Surplus Notes are exchangeable, at the option of the noteholders, in whole but not in part, for shares of PFI common stock, beginning on the fifth anniversary of the issuance of the Surplus Notes, or, earlier, upon a fundamental business combination involving PFI or in the event of a continuing payment default. Additional information regarding the terms of the Surplus Notes, were provided in Item 8.01 of PFI’s Current Report on Form 8-K (File number 001-16707) filed with the Securities and Exchange Commission on September 16, 2009.

The Surplus Notes have not been registered under the Securities Act of 1933 and are being issued and sold to Nippon Life in a private placement pursuant to Section 4(2) thereof.

On September 18, 2009, PFI issued a news release announcing the completion of the sale of the Surplus Notes to Nippon Life. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	News release, dated September 18, 2009, of Prudential Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2009

PRUDENTIAL FINANCIAL, INC.

By:	/s/ John M. Cafiero
Name: John M. Cafiero Title: Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	News release, dated September 18, 2009, of Prudential Financial, Inc.